                                                                     EXHIBIT 4.4



                           CALPERS SECURITY AGREEMENT

                           Dated as of April 20, 1999


                                     made by


                 CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM,

                                   as Grantor,

                                       to

                              THE BANK OF NEW YORK,

                                   as Trustee


                           CalPERS Security Agreement

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
SECTION 1.  Certain Defined Terms.................................................................................1

SECTION 2.  Grant of Security.....................................................................................4

SECTION 3.  Security for Obligations..............................................................................5

SECTION 4.  Delivery of Collateral................................................................................5

SECTION 5.  Representations and Warranties........................................................................6

SECTION 6.  Further Assurances; Place of Perfection...............................................................8

SECTION 7.  Covenant to Give Further Security.....................................................................8

SECTION 8.  Trustee Appointed Attorney-in-Fact....................................................................9

SECTION 9.  Trustee May Perform..................................................................................10

SECTION 10.  No Assumption of Duties; Reasonable Care............................................................10

SECTION 11.  Voting Rights; Dividends; Etc.......................................................................10

SECTION 12.  Transfers and Other Liens; Additional Shares........................................................11

SECTION 13.  Security Interest Absolute..........................................................................11

SECTION 14.  Remedies............................................................................................12

SECTION 15. Amendments, Waivers and Consents.....................................................................13

SECTION 16.  Notices; Etc........................................................................................14

SECTION 17.  Continuing Security Interest........................................................................14

SECTION 18.  Waivers and Acknowledgments.........................................................................14

SECTION 19.  Subrogation.........................................................................................15


                           CalPERS Security Agreement


SECTION 20.  Release and Termination.............................................................................15

SECTION 21.  Authority of the Trustee............................................................................15

SECTION 22.  Execution in Counterparts...........................................................................16

SECTION 23.  Reinstatement.......................................................................................16

SECTION 24.  Severability........................................................................................16

SECTION 25.  Nonrecourse.........................................................................................16

SECTION 26.  Governing Law; Entire Agreement.....................................................................16


Schedule I        -        Pledged Interests



                           CalPERS Security Agreement

                                                                     EXHIBIT 4.4

                           CALPERS SECURITY AGREEMENT


                  SECURITY AGREEMENT dated April 20, 1999, made by CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California (the "Grantor"), to THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee (the "Trustee") for the holders from time to time (the "Holders") of the Notes (as defined in the Indenture referred to below), issued by East Coast Power L.L.C., a Delaware limited liability company (the "Company") under the Indenture referred to below.

PRELIMINARY STATEMENTS.

                  (1) The Company and the Trustee have entered into an indenture dated as of April 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company is issuing Notes on the date hereof in an aggregate principal amount of $850,000,000.

                  (2) It is a condition precedent to the initial purchase of the Notes by the initial Holders thereof that the Grantor shall have granted the security interest and made the pledge contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the initial Holders to purchase the Initial Notes, the Grantor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

                  SECTION 1. Certain Defined Terms. Unless otherwise defined in this Section 1, (a) capitalized terms used in this Agreement have the meanings specified in the Indenture and (b) terms used in Article 8 or 9 of the Uniform Commercial Code from time to time in effect in the State of New York (the "NYUCC") are used herein as therein defined. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "Bridge Loan" means the $831,000,000 loan from NationsBank, N.A. and certain others to the Company pursuant to the $831,000,000 Credit Agreement dated as of February 4, 1999 in connection with the acquisition of the Facilities.

                  "Collateral" has the meaning specified in Section 2.

                  "Default" means an event or condition that, with giving of notice or lapse of time or both, would become an Event of Default.


                           CalPERS Security Agreement

                  "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "Event of Default" has the meaning specified in Section 501 of the Indenture.

                  "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption or similar right or action of or by, or filing or registration with or notice to, any Governmental Authority.

                  "Governmental Authority" means any United States federal, state, municipal, local, territorial or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body.

                  "Grantor Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Grantor, (b) the rights and remedies of the Trustee under this Agreement or (c) the ability of the Grantor to perform any of its obligations under this Agreement.

                  "Initial Notes" has the meaning set forth in the first recital of the Indenture.

                  "Issue Date" means the date on which the Notes are originally issued under the Indenture.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon, or with respect to, any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial position or results of operation of the Company and its Subsidiaries, taken as a whole, (ii) the



                           CalPERS Security Agreement
ability of the Company to perform its obligations under the Notes or (iii) the ability of a Facility Owner to perform any obligation under a Project Document that is material to the Company and its Subsidiaries taken as a whole.

                  "Notes" has the meaning stated in the first recital of the Indenture and more particularly means any Notes authenticated and delivered under the Indenture. For all purposes of the Indenture, the term "Notes" shall include any Additional Notes and any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and the Indenture and, for purposes of the Indenture, all Initial Notes, Additional Notes and Exchange Notes shall vote together as one series of Notes under the Indenture.

                  "NYUCC" has the meaning specified above in this Section 1.

                  "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

                  (c) Notes, except to the extent provided in Sections 1202 and 1203 of the Indenture, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article Twelve of the Indenture; and

                  (d) Notes which have been paid pursuant to Section 308 of the Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 303 of the Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by Trustee Indenture Act of 1939
Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or any other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent



                           CalPERS Security Agreement
or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or Governmental Authority.

                  "Pledged Interests" has the meaning specified in Section 2(a).

                  "Project Documents" includes all Power Purchase Agreements, steam contracts, operating and maintenance agreements, administrative services contracts, construction contracts (other than purchase orders), transmission agreements, fuel supply contracts and partnership agreements that relate to a Facility, other than any such agreement that has a term of one year or less or that may be canceled or terminated by a party thereto on less than one year's notice without substantial economic detriment.

                  "Requirements of Law" means, with respect to any Person, all laws, statutes, treaties, rules, regulations, determinations, orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties or assets.

                  "Secured Obligations" has the meaning specified in Section 3.

                  "Security Documents" means the ECT Security Agreement, the CalPERS Security Agreement, the ECP Holding Company Security Agreement and the Common Security Agreement.

                  "Security Collateral" has the meaning specified in Section
2(a).

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.


                           CalPERS Security Agreement

                  SECTION 2. Grant of Security. The Grantor hereby pledges and assigns to the Trustee, for its benefit and the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee, for its benefit and for the ratable benefit of the Holders of the Notes, a continuing security interest in and to all of the Grantor's right, title and interest in and to, the following (whether consisting of investment securities, book-entry securities or other securities, security entitlements, financial assets or other investment property, accounts, general intangibles, instruments or documents, securities accounts, deposit accounts or other bank, trust or cash collateral accounts, or other property, assets or rights), whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (collectively, the "Collateral"):

                  (a) all of the membership interests in the Company described on Schedule I hereto and any and all additional membership interests or other Equity Interests in the Company, now owned or hereafter acquired, or now or hereafter issued or existing, whether or not evidenced by certificates (collectively, the "Pledged Interests"), and the certificates, if any, representing such shares or other Equity Interests, all security therefor and all dividends, distributions, profits, bonuses, premiums, income, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests (all such Collateral being, the "Security Collateral"); and

                  (b) all proceeds (including cash proceeds) of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clause (a) of this
         Section 2) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) payments and distributions made with respect to the foregoing Collateral.

                  SECTION 3. Security for Obligations. This Agreement secures the payment of all obligations, now or hereafter existing, of the Company under the Indenture and the Notes and of the Grantor under this Agreement (including, without limitation, any extensions, modifications, substitutions, amendments and renewals thereof), in each case whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (all such obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures, to the fullest extent permitted by applicable law, the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Company to the Trustee or the Holders under the Indenture, the Notes or the Security Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.


                           CalPERS Security Agreement

                  SECTION 4. Delivery of Collateral. (a) The Grantor shall ensure that all certificates or instruments representing or evidencing Security Collateral, if any, are delivered to and be held by or on behalf of the Trustee pursuant hereto and are in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time and without notice to the Grantor, to transfer to or register in the name of the Trustee or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(b). In addition, the Trustee shall have the right at any time and from time to time to exchange certificates or instruments representing or evidencing Security Collateral held by them for certificates or instruments of smaller or larger denominations.

                  (b) Concurrently with the execution and delivery of this Agreement, the Grantor shall cause to be filed proper financing statements in all jurisdictions necessary or prudent to perfect and protect the liens and security interests created hereunder, covering the Collateral described herein.

                  SECTION 5. Representations and Warranties. The Grantor represents and warrants as of the date of this agreement as follows:

                  (a) The Grantor (i) is a duly formed and validly existing unit of the State Consumer Services Agency of the State of California, (ii) is a governmental plan (as such term is defined in Section 3(32) of the Employee Retirement Income Act of 1974, as amended), (iii) does not treat itself as subject to the Department of Labor Regulations
         Section 2510.3-101 or interpret applicable state law as incorporating similar rules and (iv) has all requisite power to enter into and to perform its obligations under this Agreement.

                  (b) The execution, delivery and performance by the Grantor of this Agreement are within the Grantor's powers, have been duly authorized by all necessary and appropriate action, and do not (i) violate its organizational or governing documents, (ii) conflict with, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any other agreement or arrangement to which it is a party or by which it or any of its assets or property is bound that, individually or in the aggregate, would be reasonably expected to have a Grantor Material Adverse Effect, (iii) violate any Requirement of Law binding on or applicable to the Grantor or any Governmental Authorization that it has been granted, or result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral pledged by the Grantor in this Agreement.

                  (c) This Agreement has been duly executed and delivered by the Grantor. This Agreement is the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.



                           CalPERS Security Agreement

                  (d) There is no action, suit, investigation, litigation or proceeding of any kind pending against the Grantor or, to the best of its knowledge, threatened before any court, Governmental Authority or arbitrator that (i) would reasonably be expected to have a Grantor Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                  (e) The chief place of business and chief executive office of the Grantor are located at the address specified in Section 16. The Grantor has no trade names.

                  (f) The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien (other than Liens not prohibited by the Indenture), except for the security interest created by this Agreement and the Liens created under the Bridge Loan which will terminate upon the filing of termination financing statements on the Issue Date. Except as set forth in the preceding sentence, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, and the Grantor has not entered into any security control agreement or other agreement similar in effect, in each case covering all or any part of the Collateral, except such as may have been filed in favor of the Trustee relating to this Agreement or the other Security Documents.

                  (g) There are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the Pledged Interests except as provided in this Agreement and the limited liability company agreement of the Company. There are no shareholder agreements, voting trust agreements or other agreements or understandings to which the Grantor is a party or by which the Grantor may otherwise be bound that affect the voting or other rights of a holder of any Equity Interest in the Company (including, without limitation, the ability to transfer any such Equity Interest), except for this Agreement and the limited liability company agreement of the Company.

                  (h) This Agreement, the pledge of the Collateral pursuant hereto and the pledge, assignment and delivery to the Trustee of the certificates representing the Security Collateral pursuant hereto, together with stock or other transfer powers duly executed in blank, create a valid and perfected first priority security interest in the Security Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken, assuming that all financing statements referred to in Section 4(b) have been filed.

                  (i) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body



                           CalPERS Security Agreement
         or other third party is required either (i) for the grant by the Grantor of the assignment and security interest granted hereby, for the pledge by the Grantor of any of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or continuation of perfection of the pledge, assignment and security interest created hereby (including the priority of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, of which financing statements shall be caused to be duly filed by the Grantor pursuant to Section 4(b), (iii) for the exercise by the Trustee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally or (iv) consents, authorizations, approvals or other actions or filings that have been made or obtained.

                  SECTION 6. Further Assurances; Place of Perfection. (a) The Grantor agrees that from time to time, at the expense of the Company, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or prudent, or that the Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereunder (including, without limitation, the priority thereof) or to enable the Trustee to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Grantor will:

                  (i) if any Collateral shall be evidenced by a certificate, promissory note or other instrument or by chattel paper, deliver and pledge to the Trustee hereunder such certificate, note or other instrument or such chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Trustee; and

                  (ii) execute such financing statements, continuation statements or other similar documents, or amendments thereto, and such other instruments or notices, as may be necessary or as the Trustee may deem reasonably prudent and may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted under this Agreement.

                  (b) The Grantor hereby authorizes the Trustee to cause the filing of one or more continuation statements or other similar documents, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement or other similar document covering the Collateral or any part thereof shall be sufficient as a financing statement or other similar document where permitted by applicable law.


                           CalPERS Security Agreement

                  (c) The Grantor shall furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral as the Trustee may reasonably request, all in reasonable detail.

                  SECTION 7. Covenant to Give Further Security. The Grantor hereby agrees that, if, and at such time as, it acquires title to, or any other ownership interest in, any additional Equity Interests in any issuer of the Pledged Interests, it will, at the expense of the Company:

                  (a) as promptly as practicable and in any event within thirty
         (30) days after such acquisition, notify the Trustee of its acquisition of title thereto or such other ownership interest therein; and

                  (b) as promptly as practicable and in any event within 30 days after such acquisition, (i) duly execute and deliver such pledges, assignments and/or other security agreements as are necessary to create a valid lien thereon and security interest therein in favor of the Trustee, for its benefit and the benefit of the Holders of the Notes, in each case in form and substance satisfactory to the Trustee, and
         (ii) make all filings and take all other actions that are necessary or that the Trustee may deem reasonably prudent and may request to perfect and protect a valid and perfected first priority lien thereon and security interest therein in favor of the Trustee, for its benefit and the benefit of the Holders of the Notes.

                  SECTION 8. Trustee Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Trustee its attorney-in-fact (which appointment is coupled with an interest and is irrevocable), with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise and with full power of substitution, from time to time upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument to accomplish the purposes of this Agreement (it being understood that the Trustee will not be required to act unless otherwise set forth herein or in the Indenture), including, without limitation:

                  (a) to ask for, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for, moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts, instruments or other documents or any chattel paper in connection with this Agreement (including, without limitation, all instruments representing or evidencing any interest payment or other distribution in respect of the Security Collateral or any part thereof) and to give full discharge for the same;


                           CalPERS Security Agreement

                  (c) to sell, transfer, assign or otherwise deal with the Collateral or any part thereof under, and in accordance with, the terms of the Indenture or Section 14 in the same manner and to the same extent as if the Trustee was the absolute owner thereof; and

                  (d) upon the occurrence and during the continuation of any Event of Default, to file any claims or take any action or institute any proceedings that may be necessary or that the Trustee may deem prudent for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.

                  SECTION 9. Trustee May Perform. If the Grantor fails to perform any act or agreement required to be performed by it under this Agreement, the Trustee, without waiving or releasing any obligation or default, may (but shall not be obligated to), upon prior written notice to the Grantor, perform such other act, or cause the performance thereof, for the account and at the sole expense of the Company. The Trustee shall not be liable for any damages resulting from any such performance.

                  SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Trustee hereunder are solely to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. The Trustee shall be entitled to all the rights, benefits, privileges and immunities accorded to it under the Indenture solely as it relates to the Collateral and subject to Section 25.

                  SECTION 11. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) The Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Security Collateral pledged and assigned by it hereunder, or any part thereof, for any purpose not inconsistent with the terms of this Agreement.


                           CalPERS Security Agreement

                  (ii) The Grantor shall be entitled to receive, retain, and distribute any and all dividends, interest and other distributions paid or distributed in respect of the Security Collateral.

                  (iii) The Trustee shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or payments that it is authorized to receive, retain, and distribute pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                  (i) All rights of the Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to the Grantor by the Trustee acting at the discretion of the Holders of a majority interest of Outstanding Notes, cease and (B) to receive the dividends, payments, and other distributions that it would otherwise be authorized to receive, retain, and distribute pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, payments and other distributions as the Holders of a majority in interest of Outstanding Notes shall direct.

                  (ii) All dividends and payments that are received by the Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Trustee as Collateral in the same form as so received (with any necessary indorsement).

                  SECTION 12. Transfers and Other Liens; Additional Shares. (a) The Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral of the Grantor if such sale, assignment, disposition or grant of option would be reasonably expected to cause or result in a Default or an Event of Default or (ii) create or suffer to exist any Lien except for Liens created hereunder.

                  (b) The Grantor agrees that it shall pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests in the Company or any of its Subsidiaries.


                           CalPERS Security Agreement

                  (c) Any sale, assignment or other disposition of any of the Collateral shall be subject to the Lien and security interest in favor of the Trustee (on its behalf and on behalf of the Holders of the Notes) created hereunder continuing in such Collateral.

                  SECTION 13. Security Interest Absolute. The obligations of the Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. All rights of the Trustee and the pledge, assignment and security interest hereunder, and all obligations of the Grantor hereunder, shall be irrevocable, absolute and unconditional, irrespective of, and the Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of the Indenture, the Notes or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of all or any of the Secured Obligations or any other obligations of the Company under the Indenture, the Notes, or any other amendment or waiver of or any consent to any departure from the Indenture or the Notes, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Company, any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

                  (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other obligations of the Company under or in respect of the Indenture, the Notes and Security Documents or any other assets of the Company or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate, partnership or other structure or existence of the Company or any of its Subsidiaries; and

                  (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest.


                           CalPERS Security Agreement

                  SECTION 14. Remedies. If an Event of Default shall have occurred and be continuing:

                  (a) The Trustee or the majority of the Holders of the Notes may, or in the event of an acceleration under Section 502 of the Indenture then the Trustee shall, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or in the Indenture or otherwise available to it, all the rights and remedies of a secured party upon default under the NYUCC (whether or not the NYUCC applies to the affected Collateral) and also may (i) require the Grantor to, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever else may be lawfully entitled to receive such surplus.

                  SECTION 15. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Grantor from any provision of this Agreement shall be effective only if in writing, signed by the Trustee and the Grantor, and made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further

                           CalPERS Security Agreement
exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  SECTION 16. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telecopied, cabled or delivered to it:

                  (a) if to the Grantor, at its address at Lincoln Plaza, 400 "P" Street, Sacramento, California 92814-2749, Attention: Senior Investment Officer, Facsimile: (916) 558-4058, with copies to Jones, Day, Reavis & Pogue, 555 Fifth Street, Suite 4600, Los Angeles, California 90013-1025, Attention: Dulcie D. Brand, Esq., Facsimile:
         (213) 243-2359; and

                  (b) if to the Trustee, at 101 Barclay Street, Floor 21 West, New York, NY 10286, attention: Corporate Trust Trustee Administration;

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and communications shall, when mailed or telecopied, be effective when received

                  SECTION 17. Continuing Security Interest. This Agreement shall create a continuing security interest in and to the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon the Grantor and its successors and permitted assigns and (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of, and be enforceable by, the Trustee, the Holders of the Notes and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Trustee may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture and the Notes to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Trustee, as the case may be, herein or otherwise, in each case as and to the extent provided in Section 6.10 of the Indenture.

                  SECTION 18. Waivers and Acknowledgments. (a) The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice (except any notice expressly required hereunder) with respect to any of the Secured Obligations and this Agreement and any requirement that the Trustee or any Holder of a Note protect, secure, perfect or insure any Lien


                           CalPERS Security Agreement
or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral.

                  (b) The Grantor hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

                  (c) The Grantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Indenture, the Notes and this Agreement and that the waivers set forth in this
Section 18 are knowingly made in contemplation of such benefits.

                  SECTION 19. Subrogation. The Grantor will not exercise any rights that it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of the Grantor's obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee or any Holders of the Notes against the Company or of its Subsidiaries or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Secured Obligations and all other amounts payable under this Agreement shall have been paid in full in cash. If any amount shall be paid to the Grantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Secured Obligations and all other amounts payable under this Agreement, such amount shall be held in trust for the benefit of the Trustee and the other Holders of the Notes and shall forthwith be paid to the Trustee to be credited and applied to the Secured Obligations and all other amounts payable under this Agreement.

                  SECTION 20. Release and Termination. Upon the payment in full in cash of the Secured Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Trustee will, execute and deliver to the Grantor all Security Collateral delivered hereunder and such documents as the Grantor shall reasonably request to evidence such termination.

                  SECTION 21. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement or the Indenture, neither


                           CalPERS Security Agreement
the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Grantor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                  (b) The Grantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Grantor shall not be obligated or entitled to make any inquiry respecting such authority.

                  SECTION 22. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 23. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Trustee, any Holder of the Notes or by any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                  SECTION 24. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 25. Nonrecourse. The Trustee and the Holders of the Notes acknowledge and agree that neither the Trustee nor any Holder of the Notes shall have the right to proceed directly against the Grantor or against any of its properties or assets (other than the


                           CalPERS Security Agreement

Collateral) for the satisfaction of any obligation under this Agreement or the enforcement of any claim hereunder.

                  SECTION 26. Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire understanding among the Grantor, the Trustee and the Holders of the Notes with respect to the subject matter hereof and supercede any prior agreements, written or oral, with respect thereto.


                           CalPERS Security Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          CALIFORNIA PUBLIC EMPLOYEES'
                                           RETIREMENT SYSTEM


                                          By: /s/ RICHARD J. HAYES
                                             -----------------------------------
                                             Name: Richard J. Hayes
                                             Title: Principal Investment Officer



                                          THE BANK OF NEW YORK, as Trustee


                                          By: /s/ MARY BETH LEWICK
                                             -----------------------------------
                                             Name: Mary Beth Lewick
                                             Title: Assistant Vice President


                           CalPERS Security Agreement

                                   SCHEDULE I

                                EQUITY INTERESTS

===========================================================================================
                                                                     PERCENTAGE OF
                                                                      OUTSTANDING
       ISSUER                      TYPE OF INTEREST                 EQUITY INTEREST
===========================================================================================
                                                                        50% of
East Coast Power L.L.C.       Class B Membership Interest      Class B Membership Interests

===========================================================================================


                           CalPERS Security Agreement